SUBSIDIARIES OF THE REGISTRANT

                                                  STATE OF
              NAME                              INCORPORATION

Infinity Research and Development, Inc.            Missouri
Consolidated Industrial Services, Inc.             Kansas
L.D.C. Food Systems, Inc.                          New Jersey
CIS Oil and Gas, Inc.                              Kansas
Consolidated Pipeline, Inc.                        Kansas
Infinity Oil and Gas of Kansas, Inc.               Kansas
Infinity Oil and Gas of Wyoming, Inc.              Wyoming
CIS-Oklahoma, Inc.                                 Kansas